EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial information and explanatory notes present the impact of the merger of Bank of America and Merrill Lynch on the companies’ respective historical financial positions and results of operations under the purchase method of accounting with Bank of America treated as the acquirer. Under this method of accounting, the assets and liabilities of Merrill Lynch will be recorded by Bank of America at their estimated fair values as of the date the merger is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Bank of America and Merrill Lynch as of and for the nine months ended September 30, 2008, and September 26, 2008, respectively, and for the year ended December 31, 2007, and December 28, 2007, respectively. The unaudited pro forma condensed combined balance sheet as of September 30, 2008, assumes the merger was completed on that date. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had been completed on January 1, 2007.
     The merger agreement was announced on September 15, 2008, and provides for each outstanding share of Merrill Lynch common stock other than shares beneficially owned by Merrill Lynch and Bank of America to be converted into the right to receive 0.8595 of a share of Bank of America common stock. Shares of Merrill Lynch preferred stock will be converted on a one-for-one basis into Bank of America preferred stock having the same terms (to the fullest extent possible) as the corresponding Merrill Lynch preferred stock, except for the shares of Merrill Lynch convertible preferred stock, which will remain issued and outstanding and will have the rights, privileges, powers and preferences as set forth in the surviving company’s certificate of incorporation, as amended. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:
▪	Bank of America’s separate historical unaudited financial statements as of and for the three and nine months ended September 30, 2008 included in Bank of America’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008;

▪	Bank of America’s separate historical financial statements as of and for the year ended December 31, 2007 included in Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2007;

▪	Merrill Lynch’s separate historical unaudited financial statements as of and for the three and nine months ended September 26, 2008 included in Merrill Lynch’s Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2008; and

▪	Merrill Lynch’s separate historical financial statements as of and for the year ended December 28, 2007 included in Merrill Lynch’s Annual Report on Form 10-K for the year ended December 28, 2007.
     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger. During the past few weeks, market conditions have been extremely volatile and a number of significant events have occurred including actions taken by the federal government. These items may have a significant impact on a number of items (e.g., whole loans, mortgage-backed and other securities, etc.) which will affect the actual purchase price allocation that will be recorded upon completion of the merger.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2008 AND SEPTEMBER 26, 2008
     The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Bank of America and Merrill Lynch assuming the companies had been combined on September 30, 2008, on a purchase accounting basis.

					Purchase
	Bank of America	Merrill Lynch	Reporting		Accounting		Pro forma
	September 30, 2008	September 26, 2008	Reclassifications		Adjustments		September 30, 2008
	(Dollars in millions)
Assets
Cash	$39,341	$36,406	$12,156	(1)			$87,903
Cash and securities segregated for regulatory purposes or deposited with clearing organizations	—	22,801	(22,801)	(1)			—
Time deposits placed and other short-term investments	11,709	—					11,709
Federal funds sold and securities purchased under agreements to resell	87,038	164,466	(39,512)	(2)			211,992
Securities borrowed	—	99,596	39,512	(2)			139,108
Trading account assets	174,859	189,358	(74,106)	(3)			293,518
			3,407	(4)
Derivative assets	45,792	—	74,106	(3)			121,844
			1,946	(5)
Securities	258,677	72,182	10,645	(1)	$3,750	(A)	341,847
			(3,407)	(4)
Securities received as collateral	—	47,654	41	(6)			47,695
Loans and leases	942,676	76,589	(18,931)	(7)	(2,100)	(B)	998,234
Allowance for credit losses	(20,346)	(852)			100	(B)	(21,098)

Loans and leases, net of allowance for credit losses	922,330	75,737	(18,931)		(2,000)		977,136
Premises and equipment, net	13,000	3,082					16,082
Mortgage servicing rights	21,131	—	231	(8)			21,362
Goodwill	81,756	—	4,569	(9)	(4,569)	(C)	92,251
					10,495	(C)
Intangible assets	9,167	—	420	(9)	(420)	(D)	16,667
					7,500	(D)
Goodwill and other intangible assets	—	4,989	(4,989)	(9)			—
Loans held for sale	27,414	—	18,931	(7)			46,345
Other receivables	—	153,523	32,350	(10)			185,873
Other assets	138,963	5,986	(1,946)	(5)	(930)	(E)	102,441
			(231)	(8)	(7,010)	(F)
			(41)	(6)
			(32,350)	(10)

Total assets	$1,831,177	$875,780	$—		$6,816		$2,713,773

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$201,025	$—	$1,712	(11)			$202,737
Interest-bearing	577,503	—	68,310	(11)			645,813
Deposits in foreign offices:
Noninterest-bearing	3,524	—	584	(11)			4,108
Interest-bearing	91,999	—	19,395	(11)			111,394

Total deposits	874,051	—	90,001				964,052
Deposits	—	90,001	(90,001)	(11)			—
Federal funds purchased and securities sold under agreements to repurchase	225,729	172,023	(9,484)	(12)			388,268
Securities loaned	—	45,220	9,484	(12)			54,704
Trading account liabilities	68,229	86,745	(55,613)	(13)			99,361
Obligation to return securities received as collateral	—	47,654	41	(14)			47,695
Derivative liabilities	26,466	—	55,613	(13)			82,572
			493	(15)
Commercial paper and other short-term borrowings	145,812	25,693					171,505
Accrued expenses and other liabilities	72,141	—	(41)	(14)	$2,550	(G)	17,737
			(56,913)	(16)
Other payables	—	137,561	56,913	(16)			193,981
			(493)	(15)
Junior subordinated notes (related to trust preferred securities)	—	5,202	(5,202)	(17)			—
Long-term debt	257,710	227,326	5,202	(17)	(9,000)	(H)	481,238

Total liabilities	1,670,138	837,425	—		(6,450)		2,501,113

Shareholders’ equity
Preferred stock	24,151	8,605					32,756
Shares exchangeable into common stock	—	39	(39)	(18)			—
Common stock	65,361	2,707	47,754	(18)	(26,124)	(I)	108,377
			39	(18)	43,016	(I)
			(24,376)	(18)
Paid-in capital	—	47,754	(47,754)	(18)			—
Retained earnings	77,695	7,960			(7,960)	(I)	77,695
Accumulated other comprehensive loss	(5,647)	(4,334)			4,334	(I)	(5,647)
Treasury stock	—	(24,376)	24,376	(18)			—
Other	(521)	—					(521)

Total shareholders’ equity	161,039	38,355	—		13,266		212,660

Total liabilities and shareholders’ equity	$1,831,177	$875,780	$—		$6,816		$2,713,773

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND SEPTEMBER 26, 2008
     The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and Merrill Lynch assuming the companies had been combined on January 1, 2007, on a purchase accounting basis.

					Purchase
	Bank of America	Merrill Lynch	Reporting		Accounting		Pro forma
	September 30, 2008	September 26, 2008	Reclassifications		Adjustments		September 30, 2008
	(Dollars in millions, except per share data)
Interest income
Interest and fees on loans and leases	$41,797	$—	$4,503	(19)	$200	(B)	$46,500
Interest on debt securities	9,295	—	2,660	(19)			11,955
Federal funds sold and securities purchased under agreements to resell	2,920	—	14,870	(19)			17,790
Trading account assets	6,937	—	5,010	(19)			11,947
Other interest income	3,133	—	3,303	(19)			6,436
Interest and dividend revenues	—	28,415	(28,415	)(19)			—

Total interest income	64,082	28,415	1,931		200		94,628
Interest expense
Deposits	11,954	—	2,743	(20)			14,697
Short-term borrowings	10,452	—	14,030	(20)			24,482
Trading account liabilities	2,250	—	1,396	(20)			4,974
			1,328	(19)
Long-term debt	7,172	—	7,585	(20)	1,125	(H)	15,882
Interest expense	—	25,754	(25,754	)(20)			—

Total interest expense	31,828	25,754	1,328		1,125		60,035
Net interest income	32,254	2,661	603		(925)		34,593
Noninterest income
Card income	10,212	—					10,212
Service charges	7,757	—					7,757
Investment and brokerage services	3,900	—	5,445	(21)			13,594
			4,249	(22)
Commissions	—	5,445	(5,445	)(21)			—
Managed accounts and other fee-based revenues	—	4,249	(4,249	)(22)			—
Investment banking income	1,645	2,920					4,565
Equity investment income	1,330	4,943					6,273
Trading account profits (losses)	(1,810)	—	(13,074	)(23)			(14,884)
Principal transactions	—	(13,074)	13,074	(23)			—
Mortgage banking income	2,564	—					2,564
Insurance premiums	1,092	—					1,092
Gain on sales of debt securities	362	—					362
Other income (loss)	(2,204)	(6,310)					(8,514)

Total noninterest income	24,848	(1,827)	—		—		23,021

Total revenue, net of interest expense	57,102	834	603		(925)		57,614

Provision for credit losses	18,290	—	603	(19)			18,893

Noninterest expense
Personnel	14,344	11,170					25,514
Occupancy	2,623	951	(18	)(24)			3,556
Equipment	1,208	—	18	(24)			1,226
Marketing	1,813	501					2,314
Professional fees	1,071	747					1,818
Amortization of intangibles	1,357	—	72	(25)	266	(D)	1,695
Data processing	1,905	—	1,007	(26)			2,912
Telecommunications	814	—	660	(26)			1,474
Communications and technology	—	1,667	(1,667	)(26)			—
Brokerage, clearing and exchange fees	—	1,105					1,105
Office supplies and postage	—	160	(160	)(27)			—
Payment related to price reset on common stock offering	—	2,500					2,500
Other general operating	4,818	1,212	160	(27)			6,118
			(72	)(25)
Merger and restructuring charges	629	484					1,113

Total noninterest expense	30,582	20,497	—		266		51,345
Income (losses) from continuing operations before income taxes	8,230	(19,663)	—		(1,191)		(12,624)
Income tax expense (benefit)	2,433	(7,940)			(387	) (F)	(5,894)

Net income (loss) from continuing operations	5,797	$(11,723)	$—		$(804)		(6,730)

Income (loss) from continuing operations available to common shareholders	$4,948	$(14,453)	$—		$(804)		$(10,309)

Per common share data
Earnings (losses) from continuing operations	$1.11	$(13.16)					$(1.90)
Diluted earnings (losses) from continuing operations	$1.10	$(13.16)					$(1.90)
Dividends paid	$1.92	$1.05					$1.92

Weighted average shares outstanding:
Basic	4,469,517	1,098,630			(154,358	)(J)	5,413,789
Diluted	4,493,506	1,098,630			(178,347	)(J)	5,413,789
See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2007 AND DECEMBER 28, 2007
     The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and Merrill Lynch assuming the companies had been combined on January 1, 2007, on a purchase accounting basis.

		Merrill Lynch			Purchase
	Bank of America	December 28,	Reporting		Accounting		Pro forma
	December 31, 2007	2007	Reclassifications		Adjustments		December 31, 2007
	(Dollars in millions, except per share data)
Interest income
Interest and fees on loans and leases	$55,681	$—	$6,181	(19)	$300	(B)	$62,162
Interest on debt securities	9,784	—	4,927	(19)			14,711
Federal funds sold and securities purchased under agreements to resell	7,722	—	31,589	(19)			39,311
Trading account assets	9,417	—	9,290	(19)			18,707
Other interest income	4,700	—	5,298	(19)			9,998
Interest and dividend revenues	—	56,974	(56,974)	(19)			—

Total interest income	87,304	56,974	311		300		144,889
Interest expense
Deposits	18,093	—	5,864	(20)			23,957
Short-term borrowings	21,975	—	28,786	(20)			50,761
Trading account liabilities	3,444	—	5,023	(20)			8,635
			168	(19)
Long-term debt	9,359	—	11,752	(20)	1,500	(H)	22,611
Interest expense	—	51,425	(51,425)	(20)			—

Total interest expense	52,871	51,425	168		1,500		105,964
Net interest income	34,433	5,549	143		(1,200)		38,925
Noninterest income
Card income	14,077	—					14,077
Service charges	8,908	—					8,908
Investment and brokerage services	5,147	—	7,284	(21)			17,896
			5,465	(22)
Commissions	—	7,284	(7,284)	(21)			—
Managed accounts and other fee-based revenues	—	5,465	(5,465)	(22)			—
Investment banking income	2,345	5,582					7,927
Equity investment income	4,064	1,627					5,691
Trading account profits (losses)	(5,131)	—	(12,067)	(23)			(17,198)
Principal transactions	—	(12,067)	12,067	(23)			—
Mortgage banking income	902	—					902
Gain on sales of debt securities	180	—					180
Other income (loss)	1,394	(2,190)					(796)

Total noninterest income	31,886	5,701	—		—		37,587

Total revenue, net of interest expense	66,319	11,250	143		(1,200)		76,512

Provision for credit losses	8,385	—	143	(19)	—		8,528

Noninterest expense
Personnel	18,753	15,903					34,656
Occupancy	3,038	1,139	(27)	(24)			4,150
Equipment	1,391	—	27	(24)			1,418
Marketing	2,356	785					3,141
Professional fees	1,174	1,027					2,201
Amortization of intangibles	1,676	—	242	(25)	208	(D)	2,126
Data processing	1,962	—	1,217	(26)			3,179
Telecommunications	1,013	—	840	(26)			1,853
Communications and technology	—	2,057	(2,057)	(26)			—
Brokerage, clearing and exchange fees	—	1,415					1,415
Office supplies and postage	—	233	(233)	(27)			—
Other general operating	5,237	1,522	233	(27)			6,750
			(242)	(25)
Merger and restructuring charges	410	—	—				410

Total noninterest expense	37,010	24,081	—		208		61,299
Income (losses) from continuing operations before income taxes	20,924	(12,831)	—		(1,408)		6,685
Income tax expense (benefit)	5,942	(4,194)			(458	) (F)	1,290

Net income (loss) from continuing operations	14,982	(8,637)	—		(950)		5,395
Income (loss) from continuing operations available to common shareholders	$14,800	$(8,907)	$—		$(950)		$4,943

Per common share data
Earnings (losses) from continuing operations	$3.35	$(10.73)					$0.96
Diluted earnings (losses) from continuing operations	$3.30	$(10.73)					$0.94
Dividends paid	$2.40	$1.40					$2.40

Weighted average shares outstanding:
Basic	4,423,579	830,415			(116,673	) (J)	5,137,321
Diluted	4,480,254	830,415			(47,380	) (J)	5,263,289
See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1 — Basis of Pro Forma Presentation
     The unaudited pro forma condensed combined financial information related to the merger is included for the year ended December 31, 2007, and as of and for the nine months ended September 30, 2008. As indicated in Exhibit 99.1 to Bank of America’s Form 8-K dated September 15, 2008, Bank of America agreed to acquire Merrill Lynch for $50 billion. This purchase price was calculated based upon the closing price of Bank of America common stock of $33.74 on Friday, September 12, 2008. However, for accounting purposes, generally accepted accounting principles require that the average closing price for the two days before the announcement, the day of the announcement, and the two days following the announcement be used to calculate the purchase price, resulting in an average stock price of $30.02. The pro forma adjustments included herein solely reflect, as of September 26, 2008, the conversion of Merrill Lynch common stock into Bank of America common stock using an exchange ratio of 0.8595 of a share of Bank of America common stock for each of the approximately 1.7 billion shares of Merrill Lynch common stock and share-based compensation awards. Also, Merrill Lynch preferred stock of approximately $8.6 billion, outstanding at September 26, 2008, has been converted into Bank of America preferred stock on a one-for-one basis. The pro forma purchase price and goodwill included herein does not consider changes to Merrill Lynch’s common and preferred stock or the results of operations subsequent to September 26, 2008. The pro forma purchase price, goodwill and earnings per share amounts will change based upon the results of operations between September 26, 2008 and the actual merger date. Additionally, the pro forma condensed combined balance sheet does not include Bank of America’s issuance of 455 million shares of common stock for $9.8 billion, net of underwriting expenses, or 600 thousand shares of fixed rate cumulative preferred stock to the U.S. Treasury Department for $15 billion in October of 2008. For additional information on these subsequent events, see Note 6 — Other Items.
     The merger will be accounted for using the purchase method of accounting; accordingly, Bank of America’s cost to acquire Merrill Lynch will be allocated to the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Merrill Lynch at their respective fair values on the date the merger is complete.
     The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record the assets and liabilities of Merrill Lynch at their respective estimated fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the estimated fair values of Merrill Lynch’s tangible and identifiable intangible assets, and liabilities. Accordingly, the final purchase accounting adjustments and integration charges may be materially different from the pro forma adjustments presented in the document. Increases or decreases in the estimated fair values of the net assets, commitments, executory contracts, and other items of Merrill Lynch as compared to the information shown in the document may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities.
Certain amounts in the historical consolidated financial statements of Bank of America and Merrill Lynch have been reclassified to conform to the combined company’s classification. Discontinued operations reported in Merrill Lynch’s historical consolidated statements of operations have been excluded as this information is not required in the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined financial information is presented in this document for illustrative purposes only and does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which may impact revenues, expense efficiencies, asset dispositions, share repurchases and other factors. Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined company.
     The unaudited pro forma condensed combined Statements of Income exclude the impact of Bank of America’s acquisition of Countrywide Financial Corporation (“Countrywide”) on July 1, 2008 prior to this acquisition date, as the acquisition of Countrywide was not material to Bank of America’s net income from continuing operations. Accordingly, the unaudited pro forma condensed combined Statement of Income for the period ended September 30, 2008 does not include the impact of Countrywide from January 1, 2008 through June 30, 2008, and for the year ended December 31, 2007 does not include the impact of Countrywide for the entire year. Additionally, the unaudited pro forma condensed combined financial information has been prepared assuming the merger with Merrill Lynch will occur prior to January 1, 2009 and accordingly, this information has been prepared under Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations.” On January 1, 2009, SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141R) becomes effective. If the merger closes on January 1, 2009, or later, the acquisition will be accounted for under SFAS 141R. The primary changes under SFAS 141R include the purchase price will be determined based upon Bank of America’s closing stock price on the date the merger closes, all exit and termination costs will be expensed, the loan portfolio will be recorded at fair value and certain contingent assets and liabilities may be recorded at fair value.
Note 2 — Reporting Reclassifications
Balance Sheet
1	Adjustment to reclassify Merrill Lynch’s cash and securities segregated for regulatory purposes or deposited with clearing organizations into cash or securities to conform to Bank of America’s classification.

2	Adjustment to reclassify Bank of America’s securities borrowed included in federal funds sold and securities purchased under agreements to resell into securities borrowed to conform to the combined company’s classification.

3	Adjustment to reclassify Merrill Lynch’s derivative contracts included in trading account assets into derivative assets to conform to Bank of America’s classification.

4	Adjustment to reclassify Merrill Lynch’s trading account assets included in securities into trading account assets to conform to Bank of America’s classification.

5	Adjustment to reclassify Merrill Lynch’s derivative contracts included in other assets into derivative assets to conform to Bank of America’s classification.

6	Adjustment to reclassify Bank of America’s securities received as collateral included in other assets to securities received as collateral to conform to the combined company’s classification.

7	Adjustment to reclassify Merrill Lynch’s loans held for sale included in loans and leases as loans held for sale to conform to Bank of America’s classification.

8	Adjustment to reclassify Merrill Lynch’s mortgage servicing rights included in other assets to mortgage servicing rights to conform to Bank of America’s classification.

9	Adjustment to reclassify Merrill Lynch’s goodwill and intangible assets to conform to Bank of America’s classification.

10	Adjustment to reclassify Bank of America’s other receivables included in other assets to other receivables to conform to the combined company’s classification.

11	Adjustment to reclassify Merrill Lynch’s deposits to conform to Bank of America’s classification.

12	Adjustment to reclassify Bank of America’s securities loaned included in federal funds purchased and securities sold under agreements to repurchase into securities loaned to conform to the combined company’s classification.

13	Adjustment to reclassify Merrill Lynch’s derivative contracts included in trading account liabilities into derivative liabilities to conform to Bank of America’s classification.

14	Adjustment to reclassify Bank of America’s obligation to return securities received as collateral included in other liabilities to securities received as collateral to conform to the combined company’s classification.

15	Adjustment to reclassify Merrill Lynch’s derivative contracts included in other payables into derivative liabilities to conform to Bank of America’s classification.

16	Adjustment to reclassify Bank of America’s other payables included in accrued expenses and other liabilities to other payables to conform to the combined company’s classification.

17	Adjustment to reclassify Merrill Lynch’s junior subordinated notes (related to trust preferred securities) into long-term debt to conform to Bank of America’s classification.

18	Adjustment to reclassify Merrill Lynch’s shares exchangeable to common stock, paid-in capital and treasury stock to common stock to conform to Bank of America’s classification.
Income Statement
19	Adjustment to reclassify Merrill Lynch’s interest and dividend revenues to interest income: interest and fees on loans and leases, interest on debt securities, federal funds sold and securities purchased under agreements to resell, trading account assets, other interest income, interest expense: trading account liabilities or provision for credit losses to conform to Bank of America’s classification.

20	Adjustment to reclassify Merrill Lynch’s interest expense to interest expense: deposits, short-term borrowings, trading account liabilities or long-term debt to conform to Bank of America’s classification.

21	Adjustment to reclassify Merrill Lynch’s commissions income to investment and brokerage services income to conform to Bank of America’s classification.

22	Adjustment to reclassify Merrill Lynch’s managed accounts and other fee-based revenues to investment and brokerage services income to conform to Bank of America’s classification.

23	Adjustment to reclassify Merrill Lynch’s principal transactions to trading account profits (losses) to conform to Bank of America’s classification.

24	Adjustment to reclassify Merrill Lynch’s equipment expense included in occupancy expense to equipment expense to conform to Bank of America’s classification.

25	Adjustment to reclassify Merrill Lynch’s amortization of intangibles included in other general operating expense to amortization of intangibles to conform to Bank of America’s classification.

26	Adjustment to reclassify Merrill Lynch’s data processing and communications expense included in communication and technology expense to data processing expense and telecommunications expense to conform to Bank of America’s classification.

27	Adjustment to reclassify Merrill Lynch’s office supplies and postage expense to other general operating expense to conform to Bank of America’s classification.

Note 3 — Preliminary Purchase Accounting Allocation
     The unaudited pro forma condensed combined financial information for the merger includes the unaudited pro forma condensed combined balance sheet as of September 30, 2008 assuming the merger was completed on September 30, 2008. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2008 and the year ended December 31, 2007 were prepared assuming the merger was completed on January 1, 2007.
     The merger will be accounted for using the purchase method of accounting; accordingly, Bank of America’s cost to acquire Merrill Lynch will be allocated to the assets (including identifiable intangible assets) and liabilities of Merrill Lynch at their respective estimated fair values as of the acquisition date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table.
Preliminary Pro Forma Purchase Price Allocation (unaudited)
(Dollars in billions, except per share amounts)

Pro Forma Purchase Price
Merrill Lynch common stock and share-based compensation awards exchanged (in billions)(1)	1.667
Exchange ratio	0.8595

Total shares of Bank of America’s common stock exchanged (in billions)	1.433
Purchase price per share of Bank of America’s common stock(2)	$30.02

$43.0
Merrill Lynch preferred stock converted to Bank of America preferred stock(1)	8.6

Total Pro Forma Purchase Price	51.6

Preliminary allocation of the pro forma purchase price
Merrill Lynch stockholders’ equity(1)	38.4
Merrill Lynch goodwill and intangible assets	(5.0)
Adjustments to reflect assets acquired and liabilities assumed at fair value:
Loans and leases, net	(2.0)
Intangible assets	7.5
Securities and other assets	2.8
Accrued expenses and other liabilities	(2.6)
Long-term debt	9.0
Deferred taxes	(7.0)

Fair value of net assets acquired	41.1

Preliminary pro forma goodwill resulting from the merger	$10.5

(1)	Balances reflect the conversion of $4.9 billion of Merrill Lynch preferred stock to 177 million shares of common stock in July 2008. Additionally, balances include the issuance of 437 million shares of common stock for an aggregate amount of $9.8 billion in the third quarter of 2008. For additional information see Note 10, Stockholders’ Equity and Earnings Per Share to the consolidated condensed financial statements in Merrill Lynch’s quarterly report on Form 10-Q for the period ended September 26, 2008.
(2)	The value of the shares of common stock exchanged with Merrill Lynch stockholders was based upon the average of the closing prices of Bank of America’s common stock for the period commencing two trading days before and ending two trading days after September 15, 2008, the date of the merger agreement.

     The preliminary pro forma purchase accounting allocation included in the unaudited pro forma condensed combined financial information is as follows:
A	Preliminary adjustments, primarily to record equity method and other investments at their estimated fair values. Certain of these adjustments. totaling approximately $4.5 billion primarily related to publicly traded equity method investments resulted in an increase in fair value based on quoted prices. Other adjustments, totaling approximately $0.7 billion related to the write down in fair value of residential mortgage-backed securities and other investments that due to current market conditions may not be traded in active markets. For these illiquid investments, fair value was estimated based upon discounted cash flows. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.

B	Preliminary adjustments totaling approximately $2.0 billion, including a life of loan loss estimate of approximately $0.7 billion for impaired loans and a market interest rate adjustment of approximately $1.3 billion on the entire loan portfolio. The preliminary adjustments record residential and commercial impaired loans at their estimated fair values primarily based upon the present value of expected future cash flows, including life of loan loss forecasts, based upon current market interest and default rates, as well as residential and commercial non-impaired loans at their estimated present value of amounts to be received using current market interest rates. For non-impaired loans, Merrill Lynch’s existing allowance for loan losses was retained. The effect of these adjustments is to increase interest income and decrease provision for loan losses for the impaired portfolio by approximately $200 million and $300 million for the nine months ended September 30, 2008, and the twelve months ended December 31, 2007, respectively. The entire amount has been recorded as an adjustment to interest income pending a detailed loan by loan review. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.

C	Adjustments to write off historical Merrill Lynch goodwill and record pro forma goodwill created as a result of the merger.

D	Adjustments to write off historical Merrill Lynch other intangible assets and record preliminary estimates of core deposit (approximately $500 million), customer (approximately $4 billion) and trade name (approximately $3 billion) intangible assets resulting from the merger. Preliminary estimates of the fair values of the intangibles were based on discounted present value of future cash flows resulting from the existing customer relationships including consideration of potential attrition in these relationships. Preliminary estimates of the fair value for these intangibles are subject to change upon completion of a formal third party valuation. The impact of the intangible assets is to increase amortization of intangibles by approximately $266 million and $208 million for the nine months ended September 30, 2008, and the twelve months ended December 31, 2007, net of amounts already included in Merrill Lynch’s historical statement of operations, respectively. The nature, amount and amortization method of various possible identified intangibles are being studied by management. The adjustments reflected herein are based on current assumptions and valuations which are subject to change. Material changes are possible when our analysis is completed.

E	Preliminary adjustments, primarily to record decreases to other assets, including deferred costs (approximately $250 million) and pension and other postretirement benefits/liabilities (approximately $650 million) at their estimated fair values. The adjustments reflected herein are based on current assumptions and valuations, including the write-off of deferred costs and changes in benefit plan assumptions based upon market conditions, which are subject to change.

F	Preliminary adjustments to record the tax effect of the pro forma adjustments at an estimated 32.5% effective tax rate, as well as estimated adjustments to write-off Merrill Lynch deferred tax assets related to share-based compensation awards. The 32.5% rate represents the estimated blended statutory rates of the U.S. (including states) at 37% and non-U.S. taxing jurisdictions (primarily the U.K.) at 28%. The estimated net adjustment to Merrill Lynch deferred tax assets primarily relates to the elimination of deferred taxes attributable to unvested awards to employees of share-based compensation (approximately $2.2 billion) and the establishment of deferred taxes related to the purchase accounting adjustments (approximately $4.8 billion). The adjustments reflected herein are based on current assumptions and valuations which are subject to change.

G	Preliminary adjustments to record approximately $2.6 billion related to certain contractual change in control obligations for Merrill Lynch associates. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.

H	Preliminary adjustments to record debt at its estimated fair value based upon current credit and current interest rates. The impact of the adjustments was to increase interest expense by approximately $1.1 billion and approximately $1.5 billion for the nine months ended September 30, 2008, and the twelve months ended December 31, 2007, respectively. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.

I	Preliminary adjustments to eliminate Merrill Lynch historical stockholders’ equity and reflect Bank of America’s capitalization of Merrill Lynch.

J	Weighted average shares were calculated using the historical weighted average shares outstanding of Bank of America and Merrill Lynch, adjusted using the exchange ratio, to the equivalent shares of Bank of America common stock, for the year ended December 31, 2007, and nine months ended September 30, 2008. Earnings per share (EPS) data have been computed based on the combined historical income of Bank of America, income from continuing operations for Merrill Lynch and the impact of purchase accounting adjustments. For periods in which the pro forma combined company had a net loss from continuing operations or net income from continuing operations the impact of dilutive equity instruments have been excluded or included, respectively, as part of the diluted EPS calculation.
Note 4 — Merger Related Charges
     In connection with the merger, the plan to integrate Bank of America’s and Merrill Lynch’s operations is still being developed. The total integration costs have been preliminarily estimated to be approximately $2 billion after tax or approximately $3 billion pre-tax. Approximately $1.5 billion (pre-tax basis) is estimated to be capitalized, with a corresponding increase to goodwill, in purchase accounting, including costs for severance of Merrill Lynch personnel and closure of Merrill Lynch vacant facilities. The specific details of these plans will continue to be refined over the next several months. Currently, our merger integration team is assessing the two companies’ operations, including information systems, premises, equipment, benefit plans, supply chain methodologies, service contracts and personnel to determine optimum strategies to realize cost savings. The remaining approximately $1.5 billion (pre-tax basis) is estimated to relate to Bank of America merger costs, including costs for severance of Bank of America personnel, as well as Merrill Lynch and Bank of America associate retention costs, conversion costs, and communication costs, and will be recorded based upon the nature and timing of these activities. These remaining costs are not reflected in the unaudited pro forma condensed combined statements of income.
     Our merger integration decisions will impact certain existing Merrill Lynch facilities (both leased and owned), information systems, supplier contracts and costs associated with the involuntary termination of personnel. Additionally, as part of our formulation of the merger integration plan, certain actions regarding existing Bank of America information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts and involuntary termination of personnel may be taken. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. We expect that such decisions will be completed shortly after the merger. Restructuring charges will be recorded based on the nature and timing of these integration actions.
     Included in the costs described above, during the combination of the two companies we will incur additional integration costs consisting of employee retention agreements, conversion costs and incremental communication costs to customers and associates, among other costs. It is expected that these costs will be incurred over a three-year period after completion of the merger. These costs will be expensed as incurred.
Note 5 — Estimated Annual Cost Savings
     Estimated annual cost savings of approximately $4 billion after-tax or approximately $7 billion pre-tax, when fully phased in after the merger, represent our estimate only and may not be indicative of the actual amount of the cost savings the combined company actually achieves. These amounts do not include the possible impacts of revenue opportunities. These amounts consist of:

	Annual Pre-Tax Cost Savings (in millions)
Overlapping Businesses and Infrastructure	$4,450	(A)
Corporate Staff Functions	1,500	(B)
Occupancy	500	(C)
Other	550	(D)

Total	$7,000

(A)	Overlapping businesses, including certain capital markets and asset management activities, and related infrastructure, including technology and operations functions, are projected to result in cost savings due to the elimination of redundant systems and software, the elimination of redundant operational support and activities and reduced personnel costs for the combined company.

(B)	Corporate staff function cost savings are projected to occur from reduced personnel costs and elimination of duplicative corporate and administrative functions.

(C)	Occupancy costs savings are projected to result from consolidation of personnel into a reduced number of office facilities and leased space.

(D)	Other cost savings result from miscellaneous items, including vendor leverage purchasing efficiencies, not included in the above categories.
Note 6 — Other Items
     In addition to the pro forma adjustments included in our Unaudited Pro Forma Condensed Combined Financial Statements, we anticipate recording certain liabilities with a corresponding increase to goodwill in purchase accounting under the guidance of EITF 95-3. When evaluating Merrill Lynch’s credit derivative positions, we considered overall exposure when combined with Bank of America. In that regard, where we determined that we had redundant positions or where combined counterparty or industry concentrations exceeded desired levels, we have preliminarily estimated breakage costs of terminating the Merrill Lynch credit derivatives to be approximately $1.4 billion. These estimates are based upon current assumptions and valuations which are subject to change as we complete a position by position review of the Merrill Lynch credit derivatives.
     Although not directly attributable to the merger of Bank of America and Merrill Lynch and therefore not included in our Unaudited Pro Forma Condensed Combined Financial Statements, in October 2008, the Corporation issued 455 million shares of common stock at $22.00 per share which resulted in proceeds of $9.8 billion, net of underwriting expenses. Additionally, in October 2008, in connection with the Troubled Asset Relief Program (TARP) Capital Purchase Program, established as part of the Emergency Economic Stabilization Act of 2008, the Corporation issued to the U.S. Treasury Department (U.S. Treasury) 600 thousand shares of Bank of America Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series N (Series N Preferred Stock) with a par value of $0.01 per share for $15.0 billion. In connection with this investment, the Corporation also issued to the U.S. Treasury 10-year warrants to purchase approximately 73.1 million shares of Bank of America Corporation common stock at an exercise price of $30.79 per share. In connection with the sale of the Series N Preferred Stock, Merrill Lynch entered into an agreement with the U.S. Treasury which allows Merrill Lynch to sell preferred stock and 10-year warrants to the U.S. Treasury for a purchase price of $10.0 billion prior to January 31, 2009 under certain circumstances. The U.S. Treasury has agreed with the Corporation that if the closing of the Merrill Lynch acquisition occurs prior to any such sale of preferred stock by Merrill Lynch to the U.S. Treasury, the U.S. Treasury will purchase, and the Corporation will issue, 400 thousand additional shares of Series N Preferred Stock (or a substantially similar series) and warrants to purchase approximately 48.7 million additional shares of common stock at an exercise price of $30.79, for an aggregate purchase price of $10.0 billion. For additional information see Note 19, Subsequent Events to the consolidated financial statements in Bank of America’s quarterly report on Form 10-Q for the period ended September 26, 2008.